As filed with the Securities and Exchange Commission on March 30, 2026.

Registration No. 333-294152

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Soluna Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	14-1462255
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

325 Washington Avenue Extension

Albany, New York 12205

(516) 216-9257

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

John Belizaire

Chief Executive Officer

Soluna Holdings, Inc.

325 Washington Ave Extension

Albany, New York 12205

(516) 216-9257

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Steven E. Siesser, Esq.

Daniel L. Forman, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 204-8688

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this pre-effective amendment (this “Amendment”) to our Registration Statement on Form S-3 (File No. 333-294152), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 9, 2026 (the “Registration Statement”), as an exhibits-only filing to file an updated auditor consent in Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectuses are unchanged and have been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit Index

Exhibit Number	Exhibit Description
1.1***	Form of Underwriting Agreement

1.2	At the Market Offering Agreement, dated April 29, 2025, by and between Soluna Holdings, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K Report filed with the SEC on April 29, 2025).

3.1	Articles of Incorporation of Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-K Report for the year ended December 31, 2020 (the “2020 Form 10-K”)).

3.2	Certificate of Amendment filed with the Secretary of State of Nevada dated June 9, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K Report filed June 15, 2021).

3.3	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on November 2, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K Report filed November 4, 2021).

3.4	Bylaws of Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, (incorporated by reference to Exhibit 3.2 of the 2020 Form 10-K).

3.5	Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock filed with the Secretary of State of the State of Nevada on August 18, 2021 (Incorporated by reference to the Company’s Form 8-A, filed with the SEC on August 19, 2021).

3.6	Certificate of Amendment to Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the State of Nevada on December 22, 2021 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on December 29, 2021).

3.7	Certificate of Amendment to Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the State of Nevada on April 21, 2022 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on April 27, 2022).

3.8	Certificate of Designation of Series B Convertible Preferred Stock, filed with the Nevada Secretary of State on July 20, 2022 (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K Report filed July 20, 2022).

3.9	Certificate of Change dated October 11, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K Report filed October 17, 2023).

3.10	Form of Certificate of Amendment to the Certificate of Designation for the Series B Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2024).

3.11	Certificate of Amendment, dated November 7, 2025, to the Articles of Incorporation of Soluna Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K Report filed November 10, 2025).

4.1***	Specimen Preferred Stock Certificate.

4.2***	Form of Warrant Agreement.

4.3***	Form of Warrant Certificate.

4.4**	Form of Senior Debt Indenture.

4.5**	Form of Subordinated Debt Indenture.

4.6**	Form of Senior Note (included in Exhibit 4.4).

4.7**	Form of Subordinated Note (included in Exhibit 4.5).

4.8***	Form of Unit Agreement.

4.0***	Form of Subscription Agreement.

5.1**	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.2**	Opinion of Lowenstein Sandler LLP.

23.1*	Consent of UHY LLP.

23.2**	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.3**	Consent of Lowenstein Sandler LLP (included in Exhibit 5.2).

24.1**	Power of Attorney (contained in the signature page of this registration statement).

25.1†	Statement of Eligibility on Form T-1 of the Trustee for the Senior Debt Indenture.

25.2†	Statement of Eligibility on Form T-1 of the Trustee for the Subordinated Debt Indenture.

107**	Filing Fee Table.

*	Filed herewith.

**	Previously filed

***	To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

†	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, New York, on March 30, 2026.

SOLUNA HOLDINGS, INC.

By:	/s/ John Belizaire
John Belizaire
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Person	Capacity	Date

/s/ John Belizaire	Chief Executive Officer, Director	March 30, 2026
John Belizaire	(Principal Executive Officer)

*	Chief Financial Officer, Director	March 30, 2026
David C. Michaels	(Principal Financial Officer)

*	Chief Accounting Officer	March 30, 2026
Jessica L. Thomas	(Principal Accounting Officer)

*	Executive Chairman	March 30, 2026
Michael Toporek

*	Director	March 30, 2026
Agnieszka Budzyn

*	Director	March 30, 2026
Edward R. Hirshfield

*	Director	March 30, 2026
Matthew E. Lipman

*	Director	March 30, 2026
Thomas J. Marusak

*	Director	March 30, 2026
William Hazelip

*	Director	March 30, 2026
William Phelan

*	Director	March 30, 2026
John Bottomley

*By:	/s/ John Belizaire
Name:	John Belizaire, attorney-in-fact